Exhibit 99.1

Titan Announces SEC Investigation

SAN DIEGO, CA – February 13, 2004 – The Titan Corporation (NYSE: TTN) announced today that representatives of Lockheed Martin and Titan recently initiated meetings with the Department of Justice and the Securities and Exchange Commission to advise of an internal review relating to certain agreements between Titan and international consultants and related payments in foreign countries. Lockheed Martin and Titan have been informed that the Securities and Exchange Commission has commenced an investigation into whether payments were made in violation of applicable law. Titan is not aware of any unlawful payments by Titan and intends to cooperate fully with the government’s investigation.

Lockheed Martin has requested that Titan afford it access to all relevant information related to its relationships with international consultants so that Lockheed Martin may review that information in advance of the stockholders’ meeting scheduled for March 16, 2004. Titan intends to cooperate fully with Lockheed Martin in accordance with the terms of the parties’ merger agreement.

Titan also announced that its board of directors has established a committee of the board to oversee an internal review of these matters by Titan.

Lockheed Martin and Titan have filed a proxy statement/prospectus and other relevant materials with the SEC in connection with the proposed acquisition of Titan by Lockheed Martin. On February 9, 2004, the SEC declared effective the registration statement of which these materials form a part. The proxy statement/prospectus is being mailed on or about February 13, 2004 to the stockholders of record of Titan as of February 9, 2004 in connection with the previously announced special meeting of holders of Titan’s common stock to be held on March 16, 2004.

Additional Information About the Merger and Where to Find It

Stockholders of Titan and investors are urged to read the proxy statement/prospectus and other relevant materials before making any voting or investment decision with respect to the proposed merger because it contains important information about Lockheed Martin, Titan and the proposed merger. The proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Lockheed Martin or Titan with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov or by contacting Georgeson Shareholder Communications, Inc. at (212) 440-9800. In addition, stockholders and investors may obtain free copies of the documents filed with the SEC by Lockheed Martin by contacting Lockheed Martin Investor Relations, 6801 Rockledge Drive, Bethesda, MD 20817, (301) 897-6598. Stockholders and investors may obtain free copies of the documents filed with the SEC by Titan by contacting Titan Investor Relations, 3033 Science Park Rd., San Diego, CA 92121, (858) 552-9848.

Lockheed Martin and Titan, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies of Titan stockholders in connection with the proposed merger. Stockholders and investors may obtain more detailed information regarding the names, affiliations and interests of those persons in the solicitation by reading the proxy statement/prospectus when it becomes available.

About Titan

Headquartered in San Diego, The Titan Corporation is a leading provider of comprehensive information and communications systems solutions and services to the Department of Defense, intelligence agencies, and other federal government customers. As a provider of national security solutions, the company has approximately 12,000 employees and annualized sales of approximately $1.9 billion.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release, which are not historical facts, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include risks associated with the proposed merger between Titan and Lockheed Martin and other risks described in the companies’ Securities and Exchange Commission filings.

Media Contact:

Wil Williams, Vice President Corporate Communications

(858) 552-9724 or wwilliams@titan.com

Investor Relations Contact:

Laura Catalino, Vice President Investor Relations

(858) 552-9848 or invest@titan.com

If you would like to receive press releases via electronic mail,

please contact: invest@titan.com

For more information on The Titan Corporation,

please visit our website at: www.titan.com

or visit Titan’s investor page at: www.titan.com/investor/